Exhibit 4.8

THIRD SUPPLEMENTAL INDENTURE

among

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.,

as Issuer,

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Trustee, Paying Agent, Transfer Agent and Calculation Agent

THE BANK OF NEW YORK MELLON,

as Security Registrar

March 3, 2026

$500,000,000

SENIOR NON-PREFERRED FLOATING RATE NOTES DUE 2029

i

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of March 3, 2026 is among Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Issuer” or the “Company”), having its principal executive office located at Calle Azul 4, Madrid, Spain, and The Bank of New York Mellon, a New York banking corporation duly organized and existing under the laws of the State of New York, currently having its principal corporate trust office located at 240 Greenwich Street, New York, New York 10286, United States, and acting (except with respect to its role as Security Registrar) through its London Branch currently located at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, as trustee (the “Trustee”, which term includes any successor Trustee), paying agent (the “Paying Agent”, which term includes any successor Paying Agent), transfer agent (the “Transfer Agent”, which term includes any successor Transfer Agent), calculation agent (the “Calculation Agent”, which term includes any successor Calculation Agent) and Security Registrar (the “Third Supplemental Indenture”).

WITNESSETH:

WHEREAS, the Company and the Trustee have executed and delivered a Senior Non-Preferred Debt Securities Indenture, dated as of July 31, 2025 (the “Original Indenture”), to provide for the issuance of the Company’s Securities (as such term is defined therein);

WHEREAS, the Company hereto desires to issue a new series of Securities to be known as the Senior Non-Preferred Floating Rate Notes due 2029 (Bonos Simples No Preferentes Febrero 2026-SEC-13) (the “SNP Securities”);

WHEREAS, the parties hereto desire to establish that the SNP Securities shall be issued in the form of one or more Global Securities substantially in the form of Exhibit A to this Third Supplemental Indenture pursuant to Sections 2.01 and 3.01 of the Original Indenture;

WHEREAS, Section 9.01(c) of the Original Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the form or terms of Securities of any series as permitted under Sections 2.01 and 3.01 of the Original Indenture without the consent of Holders;

WHEREAS, Section 9.01(j) of the Original Indenture permits the Company and the Trustee to delete, amend or supplement any provision of the Original Indenture, subject to certain conditions, without the consent of Holders;

WHEREAS, this Third Supplemental Indenture shall amend and supplement the Original Indenture but only with respect to the SNP Securities; to the extent the terms of the Original Indenture (as amended and supplemented by this Third Supplemental Indenture) are inconsistent with the provisions of this Third Supplemental Indenture, the terms of this Third Supplemental Indenture shall control and prevail, but only with respect to the SNP Securities. The Original Indenture, as amended and supplemented by, and together with, this Third Supplemental Indenture are hereinafter referred to as the “Indenture;”

WHEREAS, there are no Securities outstanding of any series created prior to the execution of this Third Supplemental Indenture that are entitled to the benefit of the provisions set forth herein or that would be adversely affected by such provisions; and

WHEREAS, the Company has requested and does hereby request that the Trustee execute and deliver this Third Supplemental Indenture, and whereas all actions required by the Company to be taken in order to make this Third Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Third Supplemental Indenture have been duly authorized in all respects,

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) unless the context otherwise requires, any reference to an “Article” or a “Section” means an Article or a Section, as the case may be, of this Third Supplemental Indenture;

(d) the words “herein”, “hereof”, “hereto”, and “hereunder” and other words of similar import refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(e) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”);

(f) the term “including” means “including without limitation;

(g) all terms used but not defined in this Third Supplemental Indenture, which are defined in the Original Indenture (as amended and supplemented hereby), shall have the meanings assigned to them in the Original Indenture (as amended and supplemented hereby);

(h) references herein to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment; and

(i) the following terms used in this Third Supplemental Indenture shall have the following meanings:

“Benchmark” means, initially, Compounded SOFR, as such term is defined below; provided that if the Company or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the Benchmark Replacement Adjustment for the applicable Benchmark Replacement Date may be selected, recommended or determined on a day other than such Benchmark Replacement Date.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Interest Period” and “Observation Period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means any day, other than Saturday or Sunday, that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London or Madrid.

“Calculation Agent” means the Person named as “Calculation Agent” in the first paragraph of this Third Supplemental Indenture.

“Company” means the Person named as “Company” in the first paragraph of this Third Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person, and any other obligor upon the SNP Securities.

“Compounded SOFR” means a compounded average of daily SOFR, that will be determined by the Calculation Agent in respect of any Interest Period in accordance with the following formula, with the resulting percentage being rounded, if necessary, to the fifth decimal place, with 0.000005 being rounded upwards:

where:

“d” means, in respect of the relevant Observation Period, the number of calendar days in such Observation Period;

“d0” means, in respect of any Observation Period, the number of U.S. Government Securities Business Days in the relevant Observation Period;

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Observation Period;

“ni” means, in respect of any U.S. Government Securities Business Dayi, in the relevant Observation Period the number of calendar days from, and including, such U.S. Government Securities Business Dayi up to, but excluding, the following U.S. Government Securities Business Day; and

“SOFRi” means, in respect of any U.S. Government Securities Business Dayi in the relevant Observation Period, the SOFR in respect of such U.S. Government Securities Business Day.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Depository” and “U.S. Depository” shall have the meanings ascribed to such terms in Section 1.01 of the Original Indenture. The Depository Trust Company (and its successors) is hereby designated as Depository and U.S. Depository with respect to the SNP Securities.

“Floating Interest Rate” has the meaning ascribed in Section 2.04(a).

“Interest Payment Date” has the meaning ascribed in Section 2.04(b).

“Interest Period” has the meaning ascribed in Section 2.04(c).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment, which may be a positive or negative value or zero, that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issue Date” means March 3, 2026, being the date of the initial issue of the SNP Securities.

“Issuer” means the Person named as “Issuer” in the first paragraph of this Third Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Issuer” shall mean such successor Person, and any other obligor upon the SNP Securities.

“Observation Period” means, in respect of an Interest Period, the period from, and including, the date falling the number of Observation Shift Days prior to the first day of such Interest Period and ending on, but excluding, the date that is the number of Observation Shift Days prior to the Interest Payment Date for such Interest Period.

“Observation Shift Days” means five U.S. Government Securities Business Days.

“Paying Agent” means the Person named as “Paying Agent” in the first paragraph of this Third Supplemental Indenture.

“Redemption Date” has the meaning ascribed in Section 2.09.

“Redemption Price” has the meaning ascribed in Section 2.09.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its designee in accordance with the Benchmark Replacement Conforming Changes.

“Regular Record Date” means the 15th calendar day before the applicable Interest Payment Date.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” means the rate determined by the Calculation Agent in respect of a U.S. Government Securities Business Day, in accordance with the following provisions:

(i)

the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”);

(ii)

if the rate specified in (i) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website;

where:

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate); and

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, or any successor source.

“Stated Maturity Date” means March 3, 2029.

“Transfer Agent” means the Person named as “Transfer Agent” in the first paragraph of this Third Supplemental Indenture.

“Trustee” means the Person named as “Trustee” in the first paragraph of this Third Supplemental Indenture.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Section 1.02. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern the Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this Third Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 1.03. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.04. Successors and Assigns. All covenants and agreements in this Third Supplemental Indenture made by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 1.05. Separability Clause. In case any provision in this Third Supplemental Indenture or the SNP Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.06. Benefits of Indenture. Nothing in the Indenture or the SNP Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of SNP Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 1.07. Governing Law. This Third Supplemental Indenture and the SNP Securities (except as set forth herein and therein) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Company of this Third Supplemental Indenture, the authorization, issuance and execution by the Company of the SNP Securities, Section 2.11 hereof, the SNP Securities to the extent set forth therein and the Original Indenture (as amended and supplemented hereby) to the extent set forth therein shall be governed by and construed in accordance with the common laws (derecho común) of Spain.

Section 1.08. Submission to Jurisdiction. Except as provided in the immediately following two sentences, the Company hereby irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, the City of New York, New York in any suit or proceeding arising out of or relating to the SNP Securities or the Indenture, and irrevocably waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding. Notwithstanding anything to the contrary in the SNP Securities or the Indenture, the Spanish courts in the city of Madrid shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the SNP Securities or the Indenture arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of the Company, the Trustee, each Holder and beneficial owner of any SNP Securities and each Agent submits, to the extent it may effectively do so, to the exclusive jurisdiction of such Spanish courts in relation to any Bail-in Dispute. Each of the Company, the Trustee, each Holder and beneficial owner of any SNP Securities and each Agent further irrevocably waives, to the extent it may effectively do so, any objection to the Spanish courts in the city of Madrid on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.

Section 1.09. Execution in Counterparts. This Third Supplemental Indenture may be executed manually, by facsimile or by electronic signature in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Third Supplemental Indenture and of signature pages by email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) transmission or other electronically-imaged signature (including, without limitation, DocuSign, Signaturit or Adobe Acrobat Sign) or transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by email or other electronic format (e.g., “pdf,” “tif” or “jpg”) (including, without limitation, DocuSign, Signaturit or Adobe Acrobat Sign) shall be deemed to be their original signatures for all purposes. Unless otherwise provided herein or in the SNP Securities, the words “execute,” “execution,” “signed,” and “signature” and words of similar import used in or related to any document to be signed in connection with this Third Supplemental Indenture, any SNP Securities or any of the transactions contemplated hereby or thereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act.

Section 1.10. Recitals by the Issuer. The recitals in this Third Supplemental Indenture are made by the Issuer only and not by the Trustee, and all of the provisions contained in the Original Indenture (as amended and supplemented hereby) in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the SNP Securities and of this Third Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 1.11. Ratification and Incorporation of Original Indenture. As amended and supplemented hereby with respect to the SNP Securities, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture (as so amended and supplemented) and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument. In the event of any conflict between the terms and conditions of the Original Indenture (as amended and supplemented hereby) and the terms and conditions of this Third Supplemental Indenture, the terms and conditions of this Third Supplemental Indenture shall prevail.

ARTICLE 2

SNP SECURITIES

Section 2.01. Creation of SNP Securities. There is hereby created a new series of senior non-preferred debt securities, the SNP Securities, to be issued under the Indenture. The SNP Securities will be issued at 100% of their principal amount by means of the public deed of issuance executed on February 24, 2026 and registered with the Commercial Registry of Vizcaya (Registro Mercantil de Vizcaya) on March 2, 2026.

Section 2.02. Limitation on Aggregate Principal Amount of SNP Securities. The aggregate principal amount of the SNP Securities shall initially be limited to $500,000,000 (except as otherwise provided in the Original Indenture (as amended and supplemented hereby)). The Issuer may from time to time, without the consent of the Holders of SNP Securities, create and issue further securities having the same terms and conditions as the previously issued SNP Securities in all respects (or in all respects except for the issue date, the original interest accrual date and/or the issue price), so that such further issue shall be consolidated and form a single series with the Outstanding SNP Securities; provided, however, that any such further issuance will only be made if either such additional securities are issued with no more than de minimis original issue discount for U.S. federal income tax purposes or any such further issuance is a “qualified reopening” as such term is defined under U.S. Treasury Regulations Section 1.1275-2(k)(3) promulgated under the U.S. Internal Revenue Code of 1986, as amended.

Section 2.03. Payment of Principal. The principal of the Outstanding SNP Securities shall be due and payable on the Stated Maturity Date or on such earlier date as the principal thereof may become due and payable in accordance with the provisions hereof.

Section 2.04. Interest and Interest Rate. (a) The SNP Securities will bear interest from (and including) the Issue Date to (but excluding) the Stated Maturity Date or any date of earlier redemption at a rate per annum equal to the Compounded SOFR plus a margin of 88 basis points (the “Floating Interest Rate”), subject to a minimum interest rate of 0.000%. Interest on the SNP Securities shall be determined five U.S. Government Securities Business Days before each Interest Payment Date.

(b) The Issuer will pay interest in arrears on the SNP Securities quarterly on March 3, June 3, September 3 and December 3 of each year (each an “Interest Payment Date”), commencing on June 3, 2026, up to (and including) the Stated Maturity Date or any date of earlier redemption; provided that if any scheduled Interest Payment Date, other than the scheduled Stated Maturity Date or date of earlier redemption, falls on a day that is not a Business Day, then such Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the scheduled final Interest Payment Date (i.e., the Stated Maturity Date or date of earlier redemption) falls on a day that is not a Business Day, the Issuer will pay any interest and principal and/or any amount payable upon redemption of the SNP Securities, as applicable, on the next succeeding Business Day, but the final Interest Payment Date will not be postponed and interest on that payment will not accrue during the period from and after the scheduled final Interest Payment Date.

(c) Each interest period on the SNP Securities will begin on (and include) an Interest Payment Date (or, in the case of the first interest period, the Issue Date) and end on (but exclude) the following Interest Payment Date (or, in the case of the final interest period, the Stated Maturity Date or date of earlier redemption) (each such interest period, an “Interest Period”). The amount of interest accrued and payable on the SNP Securities for each Interest Period will be equal to the product of (i) the outstanding principal amount of the SNP Securities multiplied by (ii) the product of (a) the Floating Interest Rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360.

(d) Interest on each SNP Security will be paid only to the Person in whose name such SNP Security was registered at the close of business on the Regular Record Date for the applicable Interest Payment Date.

(e) If the Issuer or its designee determines on or prior to the relevant SOFR Determination Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR, then the provisions set forth in Section 2.04(f) below will thereafter apply to all determinations of the rate of interest payable on the SNP Securities. For the avoidance of doubt, in accordance with such benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest payable for each Interest Period on the SNP Securities will be an annual rate equal to the sum of the Benchmark Replacement and the applicable margin.

(f) If the Issuer or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the SNP Securities in respect of all determinations on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Issuer or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time. No such change shall affect the Trustee’s or the Calculation Agent’s own rights, duties or immunities under the Indenture or otherwise without their consent.

Any determination, decision, election or calculation that may be made by the Issuer or its designee pursuant to the provisions set forth in this section, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Issuer’s or its designee’s sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the SNP Securities, shall become effective without consent from the holders of the SNP Securities or any other party, including the beneficial owners of such SNP Securities.

In no event shall the Calculation Agent, the Trustee or the Paying Agent be responsible for making any such determination, decision, election or calculation; or have any responsibility to determine whether any manifest error has occurred, and, in the absence of notice from the Issuer, may conclusively assume that no manifest error exists and shall suffer no liability in so assuming.

None of the Trustee, the Paying Agent or the Calculation Agent (unless the Issuer is acting in such capacity) shall be under any obligation to: (i) monitor, determine or verify the unavailability or cessation of Compounded SOFR or SOFR, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or

(iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark.

For the avoidance of doubt, in no event shall the Trustee, the Paying Agent or the Calculation Agent be required to act as the Issuer’s designee for the purposes of determining if any Benchmark Transition Event has occurred, selecting any Benchmark Replacement or determining any Benchmark Replacement Adjustment unless such Trustee, Paying Agent or Calculation Agent agrees to such appointment in writing.

In connection with the foregoing, each of the Trustee, the Paying Agent and the Calculation Agent shall be entitled to rely conclusively on any determinations made by the Issuer or its designee without independent investigation, and none will have any liability for actions taken at the Issuer’s direction in connection therewith.

None of the Trustee, the Paying Agent or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Third Supplemental Indenture as a result of the unavailability of SOFR, Compounded SOFR or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this Third Supplemental Indenture and reasonably required for the performance of such duties. None of the Trustee, the Paying Agent or the Calculation Agent shall be responsible or liable for the Issuer’s actions or omissions or for those of the Issuer’s designee, or for any failure or delay in the performance by the Issuer or its designee, nor shall any of the Trustee, the Paying Agent or the Calculation Agent be under any obligation to oversee or monitor the Issuer’s performance or that of the Issuer’s designee. For the avoidance of doubt, nothing in this paragraph shall be construed to limit the liability of the designee for its actions or omissions if such designee is the same legal person as, or a related party to, the Trustee, the Paying Agent or the Calculation Agent.

Section 2.05. Denominations, Minimum Purchase Amount. The SNP Securities may be issued in minimum denominations of $200,000 with increments of $200,000 thereafter.

Section 2.06. Calculation Agent. (a) Upon the terms and subject to the conditions contained herein, the Issuer hereby appoints The Bank of New York Mellon, London Branch as its initial Calculation Agent under the Indenture for the purpose of calculating the interest rates on the SNP Securities in the manner and at the times provided in Section 2.04 of this Third Supplemental Indenture, and the Calculation Agent hereby accepts such appointment as the Issuer’s agent. No amendment to the provisions of the SNP Securities relating to the duties or obligations of the Calculation Agent hereunder may become effective without the prior written consent of the Calculation Agent, which consent shall not be unreasonably withheld.

(b) The Calculation Agent shall exercise due care to determine the interest rates on the SNP Securities and shall communicate the same to the Issuer, the Trustee, the Depository, the Paying Agent and any other paying agent identified to it in writing as soon as practicable after each determination. The Calculation Agent will, upon the request of the Holder of any SNP Security, provide the interest rate then in effect with respect to such SNP Security.

(c) The Calculation Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Issuer agrees:

(i) The Calculation Agent shall be entitled to such compensation as may be agreed upon in writing with the Issuer for all services rendered by the Calculation Agent, and the Issuer promises to pay such compensation and to reimburse the Calculation Agent for the reasonable out-of-pocket expenses (including reasonable attorneys’ and other professionals’ fees and expenses) incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Issuer shall reasonably require. The Issuer also agrees to indemnify the Calculation Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including the costs and expenses of defending against any claim (regardless of who asserts such claim) of liability and excluding taxes based upon, measured by or determined by the income of the Calculation Agent) incurred by the

Calculation Agent that arises out of or in connection with its accepting appointment as, or acting as, Calculation Agent hereunder, except such as may result from the gross negligence, willful misconduct or bad faith of the Calculation Agent or any of its agents or employees. The Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Issuer for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Calculation Agent in reliance upon (1) the written opinion or advice of non-legal professional advisors reasonably satisfactory to it and upon obtaining the prior written consent of the Issuer or (2) written instructions from the Issuer. The Calculation Agent shall not be liable for any error resulting from the use of or reliance on a source of information used in good faith and with due care to calculate any interest rate hereunder. The provisions of this section shall survive the resignation or removal of the Calculation Agent and the termination of this Third Supplemental Indenture.

(ii) In acting under this Third Supplemental Indenture and in connection with the SNP Securities, the Calculation Agent is acting solely as agent of the Issuer and does not assume any obligations to, or relationship of agency or trust for or with, any of the owners or Holders of the SNP Securities.

(iii) The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the SNP Securities, any notice, direction, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

(iv) The Calculation Agent, its officers, directors, employees and shareholders may become the owners of, or acquire any interest in, any SNP Securities, with the same rights that it or they would have if it were not the Calculation Agent, and may engage or be interested in any financial or other transaction with the Issuer as freely as if it were not the Calculation Agent.

(v) Neither the Calculation Agent nor its officers, directors, employees, agents or attorneys shall be liable to the Issuer for any act or omission hereunder, or for any error of judgment made in good faith by it or them, except in the case of its or their gross negligence or willful misconduct.

(vi) The Calculation Agent may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(vii) The Calculation Agent shall be obligated to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Third Supplemental Indenture against the Calculation Agent.

(viii) Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Issuer made or given by it under any provision of this Third Supplemental Indenture shall be sufficient if signed by any authorized person of the Issuer.

(ix) The Calculation Agent may perform any duties hereunder either directly or by or through agents or attorneys, and the Calculation Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; provided that the Calculation Agent shall remain liable for the performance of its duties hereunder.

(x) In no event shall the Calculation Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Calculation Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(xi) In no event shall the Calculation Agent be responsible or liable for any failure or delay in the performance of its obligations under this Third Supplemental Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(d) The Calculation Agent may at any time resign as Calculation Agent by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be earlier than 30 days after the receipt of such notice by the Issuer, unless the Issuer agrees to accept less notice. The Calculation Agent may be removed by the Issuer (with or without cause) at any time by the filing with it of any instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by the Issuer, as hereinafter provided, of a successor Calculation Agent. If within 30 days after notice of resignation or removal has been given, a successor Calculation Agent has not been appointed, the Calculation Agent may, at the expense of the Issuer, petition a court of competent jurisdiction to appoint a successor Calculation Agent. A successor Calculation Agent shall be appointed by the Issuer by an instrument in writing signed on behalf of the Issuer and the successor Calculation Agent. Upon the appointment of a successor Calculation Agent and acceptance by it of such appointment, the Calculation Agent so succeeded shall cease to be such Calculation Agent hereunder. Upon its resignation or removal, the Calculation Agent shall be entitled to the payment by the Issuer of its compensation, if any is owed to it, for services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder and to the payment of all other amounts owed to it hereunder.

(e) Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Calculation Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

(f) Any Person into which the Calculation Agent may be merged, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger or consolidation or to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its corporate trust assets or business shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Third Supplemental Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, consolidation or sale shall forthwith be given to the Issuer and the Trustee.

(g) In the event of any conflict relating to the rights or obligations of the Calculation Agent in connection with the calculation of the interest rate on the SNP Securities, the relevant terms of this Third Supplemental Indenture shall govern such rights and obligations.

Section 2.07. Paying Agent. (a) Upon the terms and subject to the conditions contained herein, the Issuer hereby appoints The Bank of New York Mellon, London Branch as the initial Paying Agent under the Indenture for the purpose of performing the functions of the Paying Agent with respect to the SNP Securities, and the Paying Agent hereby accepts such appointment.

(b) The Paying Agent shall exercise due care in performing the functions of the Paying Agent for the SNP Securities.

(c) The Paying Agent accepts its obligations set forth in the Indenture (including Section 6.16 of the Original Indenture), upon the terms and subject to the conditions set forth in the Indenture, including the following, to all of which the Issuer agrees:

(i) The Paying Agent shall be entitled to such compensation as may be agreed in writing with the Issuer for all services rendered by the Paying Agent, and the Issuer promises to pay such compensation and to reimburse the Paying Agent for the reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Issuer shall reasonably require. The Issuer agrees to indemnify the Paying Agent for, and to hold it harmless against, any and all loss, liability, damage, claims or expenses (including the costs and expenses of defending against any claim of liability and excluding taxes based upon, measured by or determined by the income of the Paying Agent) incurred by the Paying Agent that arises out of or in connection with its acting as Paying Agent hereunder, except such as may result from the gross negligence, willful misconduct or bad faith of the Paying Agent or any of its agents or employees. The Paying Agent shall incur no liability and shall be indemnified and held harmless by the Issuer for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Paying Agent in reliance upon (A) the written opinion of counsel satisfactory to it and upon obtaining the prior written consent of the Issuer or (B) written instructions from the Issuer.

    The Paying Agent shall notify the Company in writing of the commencement of any action or claim in respect of which indemnification may be sought promptly after any officer of the Trustee becomes aware of such commencement (provided that the failure to make such notification shall not affect the Paying Agent’s rights hereunder) and the Company shall be entitled to participate therein. The Paying Agent shall not be authorized to settle a claim without the written consent of the Company, which consent shall not be unreasonably withheld or delayed.

(ii) In acting under the Indenture and in connection with the SNP Securities, the Paying Agent is acting solely as agent of the Issuer and does not assume any obligations to, or relationship of agency or trust for or with, any of the Holders of such SNP Securities.

(iii) The Paying Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the SNP Securities, any notice, direction, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

(iv) Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Issuer made or given by it under any provision of the Indenture shall be sufficient if signed by an authorized person of the Issuer.

(v) The Paying Agent may, upon obtaining the prior written consent of the Issuer, perform any duties hereunder either directly or by or through agents or attorneys, and, except as otherwise provided in the Indenture, the Paying Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(d) (i) The Paying Agent may at any time resign as Paying Agent by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be earlier than 60 days after the receipt of such notice by the Issuer, unless the Issuer agrees in writing to accept less notice. The Paying Agent may be removed by the Issuer (with or without cause) at any time by the filing with it of any instrument in writing signed on behalf of the Issuer by an authorized person thereof and specifying such removal and the date when it is intended to become effective, subject to the Company providing a copy of such notice to the Trustee. Such resignation or removal shall take effect only upon the date of the appointment by the Issuer, as hereinafter provided, of a successor Paying Agent. If within 60 days after notice of resignation or removal has been given, a successor Paying Agent has not been appointed, the Paying Agent may petition a court of competent jurisdiction to appoint a successor Paying Agent.

A successor Paying Agent shall be appointed by the Issuer by an instrument in writing signed on behalf of the Issuer by an authorized person thereof and the successor Paying Agent. Upon the appointment of a successor Paying Agent and acceptance by it of such appointment, the Paying Agent so superseded shall cease to be such Paying Agent hereunder. Upon its resignation or removal, the Paying Agent shall be entitled to the payment by the Issuer of its compensation, if any is owed to it, for services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder.

(ii) Any successor Paying Agent appointed hereunder shall execute and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Paying Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Paying Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Paying Agent.

(iii) Any Person into which the Paying Agent may be merged or converted or with which the Paying Agent may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, or any Person succeeding to all or substantially all of the assets and business of the Paying Agent, or all or substantially all of the corporate trust business of the Paying Agent shall, to the extent permitted by applicable law, be the successor Paying Agent under the Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion, consolidation or sale shall forthwith be given to the Issuer within 30 days of such merger, conversion, consolidation or sale.

Section 2.08. Security Certificates. (a) The SNP Securities shall initially be represented by one or more global certificates (the “Global Certificates”) substantially in the form of Exhibit A (attached hereto), which shall be deposited with a custodian for the Depository and the SNP Securities represented thereby will be registered in the name of a nominee of the Depository (initially Cede & Co.), for the accounts of participants in the Depository.

(b) SNP Securities represented by a Global Certificate may be transferred, in whole and not in part, only: (i) by the Depository to a nominee of the Depository, (ii) by a nominee of the Depository to the Depository or to another nominee of the Depository, or (iii) by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(c) Beneficial interests in any SNP Securities represented by a Global Certificate will be exchangeable for SNP Securities represented by definitive certificates (“Definitive Certificates”) only if: (i) the Depository notifies the Issuer in writing that it is unwilling, unable or ineligible to continue to act as Depository or that it has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, a successor Depository is not appointed by the Issuer within 60 days after the date of such notice from the Depository, (ii) the Issuer notifies the Trustee in writing that it has reasonably elected to cause the issuance of SNP Securities represented by Definitive Certificates or (iii) there shall have occurred and be continuing an Event of Default with respect to the SNP Securities.

(d) Upon the occurrence of any of the events specified in Section 2.08(c)(i), (ii) or (iii) above, SNP Securities represented by Definitive Certificates shall be (i) delivered by the Trustee in exchange for beneficial interest in SNP Securities represented by Global Certificates and (ii) registered in such names, and issued in such authorized denominations, as shall be requested by or on behalf of the Depository in accordance with its customary procedures.

Section 2.09. Redemption and Purchase. (a) The provisions of Article 11 of the Original Indenture (as amended and supplemented hereby), except for Section 11.10 thereof, will apply to the SNP Securities. Any such redemption or purchase shall be in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations. The “Redemption Price” means, with respect to any SNP Securities to be redeemed pursuant to Article 11 of the Original Indenture (as amended and supplemented hereby), an amount equal to 100% of their principal amount, together with accrued but unpaid interest, if any, thereon to (but excluding) the Redemption Date. The “Redemption Date” of any SNP Securities to be redeemed will be any day fixed by the Issuer for redemption of such SNP Securities and specified in the applicable notice of redemption provided by the Issuer pursuant to Section 11.04 of the Original Indenture; provided, however, that in any case where the Redemption Date shall not be a Business Day, then the SNP Securities will not become due and payable and deposit of the Redemption Price will not be made on such Redemption Date, but the SNP Securities will become due and payable and deposit of the Redemption Price will be made on the next succeeding day that is a Business Day with the same force and effect as if the SNP Securities had become due and payable and the deposit of the Redemption Price had been made on the Redemption Date, and no interest shall accrue on the amount payable on such Redemption Date or at such time for the period from and after such Redemption Date.

(b) All or part only of the SNP Securities may be redeemed at the Redemption Price in accordance with the terms of Article 11 of the Original Indenture (as amended and supplemented hereby) at the option of the Issuer if a Tax Event occurs on or after the Issue Date of the SNP Securities.

(c) All (but not less than all) of the SNP Securities may be redeemed at the Redemption Price in accordance with the terms of Article 11 of the Original Indenture (as amended and supplemented hereby) at the option of the Issuer if an Eligible Liabilities Event occurs on or after the Issue Date of the SNP Securities.

(d) All (but not less than all) of the SNP Securities may be redeemed at the Redemption Price in accordance with the terms of Article 11 of the Original Indenture (as amended and supplemented hereby) at the option of the Issuer if, on or after the Issue Date, SNP Securities representing, in the aggregate, 75% or more of the aggregate principal amount of the SNP Securities (including, both in the numerator and the denominator, (i) any SNP Securities issued after the Issue Date, and (ii) any SNP Securities which have been cancelled by the Trustee following their surrender for cancellation in accordance with Section 11.12 of the Original Indenture) have been purchased by or on behalf of the Issuer or any member of the Group.

Section 2.10. Definitive Certificates and Authentication. Any Definitive Certificates issued in exchange for beneficial interests in the SNP Securities represented by Global Certificates pursuant to Section 2.08 of this Third Supplemental Indenture or Section 2.03 of the Original Indenture shall be issued in the State of New York. Notwithstanding any other provision in the Indenture or the SNP Securities, the SNP Securities, irrespective of whether they are represented by Global Certificates or Definitive Certificates, shall be issued and authenticated in New York.

Section 2.11. Agreement with Respect to the Exercise of Spanish Bail-in Power. (a) Notwithstanding any other term of the SNP Securities, the Indenture or any other agreements, arrangements, or understandings between the Company and any Holder, by its acquisition of the SNP Securities, each Holder (which, for the purposes of this Section 2.11, includes each holder of a beneficial interest in the SNP Securities) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the SNP Securities, and may include and result in any of the following, or some combination thereof: (1) the reduction or cancellation of all, or a portion, of the Amounts Due on the SNP Securities; (2) the conversion of all, or a portion, of the Amounts Due on the SNP Securities into shares, other securities or other obligations of the Company or another Person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the SNP Securities; (3) the cancellation of the SNP Securities; (4) the amendment or alteration of the maturity of the SNP Securities or amendment of the amount of interest payable on the SNP Securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the SNP Securities or the rights of Holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

(b) By its acquisition of the SNP Securities, each Holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the SNP Securities or the conversion thereof into another security or obligation of the Company or another Person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Company, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; or (ii) be a default or an Event of Default with respect to the SNP Securities or under the Indenture. By its acquisition of the SNP Securities, each Holder further acknowledges and agrees that no repayment or payment of Amounts Due on the SNP Securities shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

(c) By its acquisition of the SNP Securities, each Holder, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities. Additionally, by its acquisition of the SNP Securities, each Holder acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities: (i) the Trustee shall not be required to take any further directions from the Holders with respect to any portion of the SNP Securities that is written down, converted to equity and/or cancelled under Section 5.12 of the Original Indenture; and (ii) the Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities, so long as any SNP Securities remain Outstanding, there shall at all times be a trustee for the SNP Securities in accordance with the Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the SNP Securities remain Outstanding following the completion of the exercise of the Spanish Bail-in Power.

(d) By its acquisition of the SNP Securities, each Holder shall be deemed to have authorized, directed and requested the Depository and any direct participant therein or other intermediary through which it holds such SNP Securities to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to the SNP Securities as it may be imposed, without any further action or direction on the part of such Holder.

(e) Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities, the Company or the Relevant Spanish Resolution Authority (as the case may be) shall provide a written notice to the Depository as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the Holders of such SNP Securities. The Company shall also deliver a copy of such notice to the Trustee for information purposes. No failure or delay by the Company to deliver a notice shall affect the validity or enforceability of the exercise of the Spanish Bail-in Power.

(f) If the Issuer has elected to redeem the SNP Securities but prior to the payment of the Redemption Price to Holders the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to the SNP Securities the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (or any accrued interest and Additional Amounts payable under Article 11 of the Original Indenture (as amended and supplemented hereby)) will be due and payable.

(g) Upon the exercise of the Spanish Bail-in Power with respect to the SNP Securities which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the SNP Securities or such SNP Securities otherwise ceasing to be outstanding, the Indenture shall be deemed satisfied and discharged as to such series of SNP Securities and such SNP Securities shall thereafter be deemed to be not “Outstanding”.

(h) Each Holder that acquires SNP Securities in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders that acquire the SNP Securities upon their initial issuance, including, without limitation, with respect to this Section 2.11.

Section 2.12. Notices. Any notice, communication or other document required to be given to any person hereunder shall be given in accordance with Section 1.05 or Section 1.06 (as the case may be) of the Original Indenture. Any notice hereunder given by telephone, telecopy, letter or email shall be deemed to be received when in the ordinary course of transmission or post, as the case may be, it would be received.

Section 2.13. Instructions by Electronic Means. All of the provisions contained in the Original Indenture in respect of Instructions delivered pursuant to Electronic Means shall be applicable in respect of the SNP Securities and of this Third Supplemental Indenture as fully and with like effect as if set forth herein in full.

IN WITNESS WHEREOF, each of the parties hereto has caused this Third Supplemental Indenture to be duly executed on its behalf as of the date first above written.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., as Issuer

By:	/s/ Ignacio Echevarría Soriano
Name: Ignacio Echevarría Soriano
Title: Authorized Representative

THE BANK OF NEW YORK MELLON, LONDON BRANCH as Trustee, Paying Agent, Transfer Agent and Calculation Agent

By:	/s/ Dale, Gregory
Name: Dale, Gregory
Title: Authorised Signatory

THE BANK OF NEW YORK MELLON, as Security Registrar

By:	/s/ Dale, Gregory
Name: Dale, Gregory
Title: Authorised Signatory

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

FORM OF SECURITY CERTIFICATE REPRESENTING SECURITIES

No. [●]

CUSIP NO. 05946K AV3

ISIN NO. US05946KAV35

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

GLOBAL SECURITY

representing up to $500,000,000

Senior Non-Preferred Floating Rate Notes due 2029

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain and having its registered office in the Kingdom of Spain (together with its successors and permitted assigns under the Indenture referred to on the reverse hereof, the “Company”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $500,000,000 on March 3, 2029 (the “Stated Maturity Date”) or on such earlier date as the principal hereof may become due and payable in accordance with the provisions hereof.

The Company further unconditionally promises, subject to the Terms and Conditions of the SNP Securities endorsed on the reverse hereof, to pay interest accrued on the SNP Securities. The SNP Securities will bear interest from (and including) the Issue Date to (but excluding) the Stated Maturity Date or any date of earlier redemption at a rate per annum equal to the Compounded SOFR plus a margin of 88 basis points (the “Floating Interest Rate”), subject to a minimum interest rate of 0.000%. Interest on the SNP Securities shall be determined five U.S. Government Securities Business Days before each Interest Payment Date. The Company will pay interest in arrears on the SNP Securities quarterly on March 3, June 3, September 3 and December 3 of each year (each an “Interest Payment Date”), commencing on June 3, 2026, up to (and including) the Stated Maturity Date or any date of earlier redemption; provided that if any scheduled Interest Payment Date, other than the scheduled Stated Maturity Date or date of earlier redemption, falls on a day that is not a Business Day, then such Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the scheduled final Interest Payment Date (i.e., the Stated Maturity Date or date of earlier redemption) falls on a day that is not a Business Day, the Company will pay any interest and principal and/or any amount payable upon redemption of the SNP Securities, as applicable, on the next succeeding Business Day, but the final Interest Payment Date will not be postponed and interest on that payment will not accrue during the period from and after the scheduled final Interest Payment Date.

The interest payable on any such Interest Payment Date will, subject to certain conditions set forth in the Indenture referred to on the reverse hereof, be paid to the Holder in whose name this SNP Security is registered as of the close of business on the 15th calendar day (whether or not such day is a Business Day) immediately preceding such Interest Payment Date.

Payment of the principal amount of, and any interest on, this SNP Security will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a paying agent of the Company for collection by the Holder.

Notwithstanding any other term of this SNP Security, the Indenture or any other agreements, arrangements, or understandings between the Company and any Holder, by its acquisition of this SNP Security, each Holder (including, for purposes of this paragraph, each holder of a beneficial interest in the SNP Security) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power (as defined on the reverse hereof) by the Relevant Spanish Resolution Authority (as defined on the reverse hereof), which may be imposed with or without any prior notice with respect to the SNP Security, and may include and result in any of the following, or some combination thereof: (1) the reduction or cancellation of all, or a portion, of the Amounts Due (as defined on the reverse hereof) on this SNP Security; (2) the conversion of all, or a portion, of the Amounts Due on this SNP Security into shares, other securities or other obligations of the Company or another person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of this SNP Security; (3) the cancellation of this SNP Security; (4) the amendment or alteration of the maturity of this SNP Security or amendment of the amount of interest payable on this SNP Security, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of this SNP Security or the rights of the Holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. The Holder shall not have any claim against the Company in connection with or arising out of any such exercise or variation.

Reference is made to the further provisions set forth under the Terms and Conditions of the SNP Securities endorsed on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This SNP Security shall not be valid or obligatory for any purpose until the certificate of authentication of this SNP Security shall have been executed manually, by facsimile or by electronic signature by or on behalf of the Trustee under the Indenture.

[Remainder of the page left intentionally blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:
Name:
Title:

Certificate of Authentication

This is the Global Security of a series designated herein referred to in the within-mentioned Indenture.

Dated:

Authenticated in New York

The Bank of New York Mellon, London Branch, as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

TERMS AND CONDITIONS OF THE SECURITIES

1. General. This security is one of a duly authorized issue of a series of senior non-preferred debt securities of the Company, designated as its Senior Non-Preferred Floating Rate Notes due 2029 (Bonos Simples No Preferentes Febrero 2026-SEC-13) (referred to as the “SNP Securities”), limited to the aggregate principal amount of $500,000,000 (except as otherwise provided in Section 2.02 of the Third Supplemental Indenture (as defined below)) and issued or to be issued pursuant to an Indenture (the “Base Indenture”) dated as of July 31, 2025 among the Company and The Bank of New York Mellon, London Branch, as trustee (together with any successor Trustee under the Indenture (as defined herein), the “Trustee”), transfer agent (together with any successor Transfer Agent under the Indenture, the “Transfer Agent”) and paying agent (together with any successor Paying Agent under the Indenture, the “Paying Agent”) and The Bank of New York Mellon, as security registrar (together with any successor Security Registrar under the Indenture, the “Security Registrar”), as amended and supplemented prior to the issuance and authentication hereof by a supplemental indenture dated as of March 3, 2026 among the Company, The Bank of New York Mellon, London Branch, as Trustee, Paying Agent, Transfer Agent and calculation agent (together with any successor Calculation Agent under the Indenture, the “Calculation Agent”), and The Bank of New York Mellon, as Security Registrar (the “Third Supplemental Indenture” and, together with the Base Indenture (as amended and supplemented by the Third Supplemental Indenture), the “Indenture”). The SNP Securities are subject to the terms and conditions of the Indenture, and such terms and conditions shall have effect as if incorporated herein. All capitalized terms used in this SNP Security but not otherwise defined herein are used as defined in the Indenture and shall have the meanings assigned to them in the Indenture. References herein to any particular Article, Section or other subdivision of the Base Indenture shall refer to any such Article, Section or other subdivision of the Base Indenture as amended and supplemented by the Third Supplemental Indenture. The holders of the SNP Securities (each a “Holder”) will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture and reference is made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the SNP Securities and of the terms upon which the SNP Securities are, and are to be, authenticated and delivered. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office of the Trustee. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this SNP Security and the terms of the Indenture, the terms of the Indenture will control.

The SNP Securities will initially be issued in the form of one or more global certificates representing the securities of this series in fully registered form without interest coupons (each a “Global Security”) deposited with The Bank of New York Mellon as custodian for the Depository. The SNP Securities will not be issued in bearer form. The SNP Securities, and transfers thereof, shall be registered as provided in Section 3.05 of the Base Indenture. Any person in whose name a SNP Security shall be registered may (to the fullest extent permitted by applicable law) be treated at all times, and for all purposes, by the Company and the Trustee as the absolute owner of such SNP Security, regardless of any notice of ownership, theft or loss or of any writing thereon.

2. Principal and Interest. (a) The principal of the Outstanding SNP Securities shall be due and payable on the Stated Maturity Date or on such earlier date as the principal thereof may become due and payable in accordance with the provisions hereof.

(b) The SNP Securities will bear interest from (and including) the Issue Date to (but excluding) the Stated Maturity Date or any date of earlier redemption. For each Interest Period, the SNP Securities will bear interest at the Floating Interest Rate. Interest on the SNP Securities shall be determined five U.S. Government Securities Business Days before each Interest Payment Date.

With respect to any Interest Period, “Compounded SOFR” means a compounded average of daily SOFR, that will be determined by the Calculation Agent in respect of any Interest Period in accordance with the following formula, with the resulting percentage being rounded, if necessary, to the fifth decimal place, with 0.000005 being rounded upwards:

where:

“d” means, in respect of the relevant Observation Period, the number of calendar days in such Observation Period;

“d0” means, in respect of any Observation Period, the number of U.S. Government Securities Business Days in the relevant Observation Period;

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from (and including) the first U.S. Government Securities Business Day in the relevant Observation Period;

“ni” means, in respect of any U.S. Government Securities Business Dayi, in the relevant Observation Period the number of calendar days from, and including, such U.S. Government Securities Business Dayi up to, but excluding, the following U.S. Government Securities Business Day; and

“SOFRi” means, in respect of any U.S. Government Securities Business Dayi in the relevant Observation Period, the SOFR in respect of such U.S. Government Securities Business Day.

“Observation Period” means, in respect of an Interest Period, the period from, and including, the date falling the number of Observation Shift Days prior to the first day of such Interest Period and ending on, but excluding, the date that is the number of Observation Shift Days prior to the Interest Payment Date for such Interest Period.

“Observation Shift Days” means five U.S. Government Securities Business Days.

“SOFR” means the rate determined by the Calculation Agent in respect of a U.S. Government Securities Business Day, in accordance with the following provisions:

(i)

the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”);

(ii)

if the rate specified in (i) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website;

where:

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate); and

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, or any successor source.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

(c) Each interest period on the SNP Securities will begin on (and include) an Interest Payment Date (or, in the case of the first interest period, March 3, 2026) and end on (but exclude) the following Interest Payment Date (or, in the case of the final interest period, the Stated Maturity Date or date of earlier redemption) (each such interest period, an “Interest Period”). The amount of interest accrued and payable on the SNP Securities for each Interest Period will be equal to the product of (i) the outstanding principal amount of the SNP Securities multiplied by (ii) the product of (a) the Floating Interest Rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360.

(d) If the Company or its designee determines on or prior to the relevant SOFR Determination Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to

Compounded SOFR, then the provisions set forth in Section 2.04(f) of the Third Supplemental Indenture will thereafter apply to all determinations of the rate of interest payable on the SNP Securities. For the avoidance of doubt, in accordance with such benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest payable for each Interest Period on the SNP Securities will be an annual rate equal to the sum of the Benchmark Replacement and the applicable margin.

3. Additional Amounts. Any amounts to be paid by the Company with respect to each SNP Security shall be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature (“Taxes”) unless such withholding or deduction is required by law. In the event any such withholding or deduction is imposed or levied in respect of payment of interest (but not principal or premium (if any)) by or on behalf of Spain or any political subdivision or authority thereof or therein having the power to tax, the Company will pay to the Holder such Additional Amounts as may be necessary in order that the net amount received by the Holder of such SNP Security under the Indenture, after such withholding or deduction, shall equal the amount of interest, if any, which would have been receivable by such Holder in the absence of such withholding or deduction; provided, however, that the foregoing obligation to pay Additional Amounts will not apply:

(a) to, or to a third party on behalf of, a Holder who is liable for such Taxes by reason of such Holder (or the beneficial owner of the SNP Security for whose benefit such Holder holds such SNP Security) having some connection with Spain other than the mere holding of the SNP Security (or such beneficial interest) or the mere crediting of the SNP Security to its securities account with the relevant Depository;

(b) in the case of a SNP Security presented for payment (where presentation is required) more than 30 days after the Relevant Date, except to the extent that the Holder would have been entitled to Additional Amounts on presenting the same for payment on such thirtieth day assuming that day to have been a Business Day in such place of presentment;

(c) in respect of any Tax, assessment or other governmental charge that would not have been imposed but for the failure by the Holder or beneficial owner of the SNP Security to comply with any certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the Holder or beneficial owner of that SNP Security, if compliance is required by statute, regulation or administrative practice of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to reduction of or relief or exemption from the Tax, assessment or other governmental charge; or

(d) to, or to a third party on behalf of, a Holder if the Company does not receive any relevant information as may be required by Spanish tax laws and regulations (including any binding rulings), including a duly executed and completed Payment Statement from the Paying Agent.

Additional Amounts will also not be paid with respect to any payment on any SNP Security to any Holder who is a fiduciary, partnership, limited liability company or Person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to such fiduciary, member of such partnership, interest holder in that limited liability company or a beneficial owner who would not have been entitled to such Additional Amounts had it been a Holder of such SNP Security.

No Additional Amounts will be paid by the Company, the Trustee or any paying agent on account of any withholding or deduction from a payment on, or in respect of, the SNP Securities where such withholding or deduction is imposed pursuant to any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and Spain or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

4. Redemption upon a Tax Event; Redemption upon an Eligible Liabilities Event; Clean-up Call. Any redemption of the SNP Securities shall be made in accordance with the terms of Article 11 of the Base Indenture and be in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

(a) Redemption upon a Tax Event. All or part only of the SNP Securities may be redeemed at the Redemption Price at the option of the Company if a Tax Event occurs on or after the Issue Date of the SNP Securities; provided that, if the Tax Event consists of the event described in prong (i) of the definition of “Tax Event”, no such notice to the Trustee of the redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to deduct or withhold tax or pay Additional Amounts were a payment in respect of the SNP Securities then due.

Prior to any notice of redemption of the SNP Securities pursuant to this paragraph 4(a), the Company shall provide the Trustee with (i) an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such SNP Securities pursuant to this paragraph 4(a) have been satisfied; and (ii) an Opinion of Counsel to the effect that any of the circumstances referred to in paragraph 4(a) prevail.

(b) Redemption upon an Eligible Liabilities Event. All (but not less than all) of the SNP Securities may be redeemed at the Redemption Price at the option of the Company if an Eligible Liabilities Event occurs, on or after the Issue Date of the SNP Securities.

Prior to any notice of redemption of the SNP Securities pursuant to this paragraph 4(b), the Company shall provide the Trustee with (i) an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such SNP Securities pursuant to this paragraph 4(b) have been satisfied; and (ii) an Opinion of Counsel to the effect that the circumstances referred to in paragraph 4(b) prevail.

(c) Clean-up Call. All (but not less than all) of the SNP Securities may be redeemed at the Redemption Price at the option of the Company if, on or after the Issue Date, SNP Securities representing, in the aggregate, 75% or more of the aggregate principal amount of the SNP Securities (including, both in the numerator and the denominator, (i) any SNP Securities issued after the Issue Date, and (ii) any SNP Securities which have been cancelled by the Trustee following their surrender for cancellation in accordance with the Indenture) have been purchased by or on behalf of the Company or any member of the Group.

5. Event of Default. “Event of Default”, wherever used herein with respect to this SNP Security, means (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) that, except as set forth in the immediately succeeding paragraph, an order shall have been made by any competent court commencing insolvency proceedings (procedimiento concursal) against the Company or an order of any competent court or administrative agency shall have been made or a resolution shall have been passed by the Company for the dissolution or winding up of the Company (except (i) in the case of a reconstruction, consolidation, amalgamation or merger carried out in compliance with the requirements set forth in Section 8.01 of the Base Indenture (in this case, even without being approved by an Act of the Holders of the SNP Securities) or (ii) in any such case for the purpose of a reconstruction or a consolidation or an amalgamation or a merger which has been approved by an Act of the Holders of the SNP Securities).

Notwithstanding any other provision in these terms or the Indenture, any Resolution or Early Intervention with respect to the Company shall not, in and of itself and without regard to any other fact or circumstance, constitute a default or an Event of Default under the immediately preceding paragraph or under any other provision in these terms or the Indenture with respect to the SNP Securities. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due (as defined below) on the SNP Securities or the conversion thereof into another security or obligation of the Company or another Person, in each case as a result of the exercise of the Spanish Bail-in Power (as defined below) by the Relevant Spanish Resolution Authority (as defined below) with respect to the Company, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities, shall constitute an Event of Default or default under the Indenture or the SNP Securities or otherwise constitute non-performance of a contractual obligation, or entitle the Holders of the SNP Securities to any remedies, which are hereby expressly waived. In addition, no repayment or payment of Amounts Due on the SNP Securities shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

For the avoidance of doubt, only an Event of Default (rather than any breach or default under the Indenture or the SNP Security) may give rise to a declaration of acceleration referred to in Section 5.02 of the Base Indenture.

6. Substitution and Modification. Each Holder and beneficial owner of the SNP Securities shall, by virtue of its acquisition of the SNP Securities or any beneficial interest therein, be deemed to acknowledge, accept, consent to and agree to be bound by any substitution of or modification to the terms of the SNP Securities as set forth in Section 8.04 of the Base Indenture and to grant to the Company and the Trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such Holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution of or modification to the terms of the SNP Securities, as applicable. Each Holder and beneficial owner of the SNP Securities, by virtue of its acquisition of the SNP Securities or any beneficial interest therein, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee and/or the Company for, agrees not to initiate a suit against the Trustee and/or the Company in respect of, and agrees that neither the Trustee nor the Company shall be liable for, any action that the Trustee or the Company takes, or abstains from taking, in either case in connection with the substitution of or modification to the terms of the SNP Securities upon the occurrence of an Eligible Liabilities Event or a Tax Event.

7. Enforcement. No Holder of any SNP Security (which, for the purposes of this paragraph 7, includes each holder of a beneficial interest in any such SNP Security) shall have any right by virtue of or by availing itself of any provision of the Indenture or of these terms to institute any proceeding, judicial or otherwise, with respect to the Indenture or the SNP Securities or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the SNP Securities, specifying such Event of Default and stating that such notice is a “Notice of Event of Default” under the Indenture, (b) the Holders of not less than 25% in aggregate principal amount of the SNP Securities then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee thereunder and such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (c) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and (d) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by Holders of a majority in aggregate principal amount of the Outstanding SNP Securities.

8. Status and Ranking. (a) The payment obligations of the Company under the SNP Securities on account of principal are direct, unconditional, unsubordinated and unsecured obligations of the Company and, upon the insolvency (concurso de acreedores) of the Company, in accordance with and only to the extent permitted by the Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of the Company under the SNP Securities with respect to claims for principal (which claims will constitute ordinary claims) will rank:

(i)

junior to any (a) privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015), (b) claims against the insolvency estate (créditos contra la masa), and (c) Senior Preferred Obligations;

(ii)	pari passu without any preference or priority among themselves and with all other Senior Non-Preferred Obligations; and

(iii)	senior to all subordinated obligations of, or claims against, the Company (créditos subordinados), present and future,

such that any relevant claim on account of principal in respect of the SNP Securities will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided above.

Upon the insolvency (concurso de acreedores) of the Company, in accordance with and to the extent permitted by the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of the Company under the SNP Securities with respect to claims for accrued but unpaid interest on the SNP Securities shall constitute subordinated claims (créditos subordinados) against the Company ranking in accordance with the provisions of the Insolvency Law. No further interest on the SNP Securities shall accrue from the date of declaration of the insolvency of the Company. Claims in respect of Additional Amounts shall also constitute subordinated claims (créditos subordinados) against the Company.

“Insolvency Law” means the restated text of the Insolvency Law, as approved by Spanish Royal Legislative Decree 1/2020 of May 5 (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), as amended, replaced or supplemented from time to time.

“ordinary claims” means the class of claims with respect to unsecured, non-privileged and unsubordinated obligations (créditos ordinarios) of the Company which, upon the insolvency (concurso de acreedores) of the Company and pursuant to the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain, rank (i) junior to privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015 and any secured claims), and claims against the insolvency estate (créditos contra la masa) and (ii) senior to subordinated claims (créditos subordinados).

“Senior Non-Preferred Obligations” (créditos ordinarios no preferentes) means the obligations of the Company with respect to (i) the payment of principal under the SNP Securities and (ii) all other ordinary claims, present and future, which, upon the insolvency (concurso de acreedores) of the Company, are expressed to rank within the ordinary claims but junior to Senior Preferred Obligations.

“Senior Preferred Obligations” means the obligations of the Company with respect to all ordinary claims, present and future, other than Senior Non-Preferred Obligations.

(b) Each Holder and beneficial owner of this SNP Security, by his or her acquisition thereof, agrees to the ranking of the SNP Security as described in this paragraph 8 and, to the extent permitted by Spanish law, authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of the SNP Securities provided in this paragraph 8 and appoints the Trustee his or her attorney-in-fact for any and all such purposes, including, if required, to grant any private or public documents on such Holder’s or beneficial owner’s behalf. Further, each such Holder and beneficial owner irrevocably waives his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the ranking provisions of this SNP Security and to the extent permitted by Spanish law.

9. Certain Undertakings and Agreements by Holders. (a) Notwithstanding any other term of this SNP Security, the Indenture or any other agreements, arrangements, or understandings between the Company and any Holder, by its acquisition of this SNP Security, each Holder (which, for the purposes of this paragraph 9, includes each holder of a beneficial interest in the SNP Security) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the SNP Security, and may include and result in any of the following, or some combination thereof: (1) the reduction or cancellation of all, or a portion, of the Amounts Due on the SNP Securities; (2) the conversion of all, or a portion, of the Amounts Due on the SNP Securities into shares, other securities or other obligations of the Company or another Person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the SNP Securities; (3) the cancellation of the SNP Securities; (4) the amendment or alteration of the maturity of the SNP Securities or amendment of the amount of interest payable on the SNP Securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the SNP Securities or the rights of the Holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

(b) By its acquisition of this SNP Security, each Holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the SNP Securities or the conversion thereof into another security or obligation of the Company or another person, in each case as a result of the exercise of the Spanish

Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Company, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; or (ii) be a default or an Event of Default with respect to the SNP Securities or under the Indenture. By its acquisition of this SNP Security, each Holder further acknowledges and agrees that no repayment or payment of Amounts Due on the SNP Securities shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

(c) By its acquisition of this SNP Security, each Holder, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities. Additionally, by its acquisition of this SNP Security, each Holder acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities: (i) the Trustee shall not be required to take any further directions from the Holders with respect to any portion of the SNP Securities that is written down, converted to equity and/or cancelled under Section 5.12 of the Base Indenture; and (ii) the Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities, so long as any SNP Securities remain Outstanding, there shall at all times be a trustee for the SNP Securities in accordance with the Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the SNP Securities remain Outstanding following the completion of the exercise of the Spanish Bail-in Power.

(d) By its acquisition of this SNP Security, each Holder shall be deemed to have authorized, directed and requested the Depository and any direct participant in the Depository or other intermediary through which it holds such SNP Security to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to the SNP Security as it may be imposed, without any further action or direction on the part of such Holder.

(e) Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities, the Company or the Relevant Spanish Resolution Authority (as the case may be) shall provide a written notice to the Depository as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the Holders of such SNP Securities. The Company shall also deliver a copy of such notice to the Trustee for information purposes. No failure or delay by the Company to deliver a notice shall affect the validity or enforceability of the exercise of the Spanish Bail-in Power.

(f) If the Company has elected to redeem the SNP Securities but prior to the payment of the Redemption Price to Holders the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to the SNP Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (or any accrued interest and Additional Amounts payable under Article 11 of the Base Indenture) will be due and payable.

(g) Upon the exercise of the Spanish Bail-in Power with respect to the SNP Securities which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the SNP Securities or such SNP Securities otherwise ceasing to be outstanding, the Indenture shall be deemed satisfied and discharged as to such series of SNP Securities and such SNP Securities shall thereafter be deemed to be not “Outstanding”.

(h) Each Holder that acquires this SNP Security in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the Indenture to the same extent as the Holders that acquire the SNP Securities upon their initial issuance, including, without limitation, with respect to this paragraph 9.

“Amounts Due”, with respect to a SNP Security, means the aggregate outstanding principal amount, together with any accrued but unpaid interest, Additional Amounts and premium (if any), due on such SNP Security.

References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power (as defined below) by the Relevant Spanish Resolution Authority. References to such amounts will also include amounts held in trust by the Company, any Paying Agent or the Trustee pursuant to Section 10.03 of the Base Indenture.

“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, cancellation or suspension power existing from time to time under: (i) any law, regulation, rule or requirement applicable from time to time in Spain, relating to the transposition or development of the BRRD, including, but not limited to (a) Law 11/2015, (b) RD 1012/2015 and (c) the SRM Regulation; or (ii) any other law, regulation, rule or requirement applicable from time to time in Spain pursuant to which (a) obligations or liabilities of banks, investment firms or other financial institutions or their affiliates can be reduced, cancelled, modified, transferred or converted into shares, other securities, or other obligations of such Persons or any other Person (or suspended for a temporary period or permanently) or (b) any right in a contract governing such obligations may be deemed to have been exercised.

10. Governing Law. This SNP Security shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization, issuance and execution by the Company of the SNP Securities and paragraphs 8(a) and 9 shall be governed by and construed in accordance with the common laws (derecho común) of Spain.

11. Additional Terms. Additional terms of the SNP Securities, including but not limited to terms related to payment of defaulted interest; amendments to the Indenture and waiver of past defaults; replacement, exchange and transfer of the SNP Securities; the duties, immunities and rights of the Trustee, the Paying Agent, the Transfer Agent, the Calculation Agent and the Security Registrar; notices; limitation on claims; submission to jurisdiction; and service of process, are set forth in the Indenture and shall have effect as if incorporated herein.

TRUSTEE, PAYING AGENT, TRANSFER AGENT, CALCULATION AGENT

AND SECURITY REGISTRAR

Trustee

The Bank of New York Mellon, London Branch

160 Queen Victoria Street

London, EC4V 4LA

United Kingdom

Security Registrar

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Paying Agent, Transfer Agent and Calculation Agent

The Bank of New York Mellon, London Branch

160 Queen Victoria Street

London, EC4V 4LA

United Kingdom